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              When the stock split referred to in paragraph 5 of Note 1 of the Notes to the Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Interactive Health, Inc.:

              We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Los Angeles, California

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Consent of Independent Registered Public Accounting Firm